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(MULTICURRENCY--CROSS BORDER)


                             [ISDA LOGO OMITTED] (R)
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                         dated as of                 2003

                        BARCLAYS BANK PLC ("PARTY A") AND

  PERPETUAL TRUSTEES VICTORIA LIMITED (ABN 47 004 027 258) IN ITS CAPACITY AS
                                 TRUSTEE OF THE
            INTERSTAR MILLENNIUM SERIES 2003-3G TRUST ("PARTY B") AND INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED (ACN 100 346 898) (THE "TRUST
                                   MANAGER")


have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.       INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.


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         (iii) Each obligation of each party under Section 2(a)(i) is subject to
         (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      NETTING.  If on any date amounts would otherwise be payable:--

         (i)  in the same currency; and

         (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)     DEDUCTION OR WITHHOLDING FOR TAX.

        (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

               (1)  promptly notify the other party ("Y") of such requirement;

               (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

               (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

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               (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                    (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                    (B) the failure of a representation made by Y pursuant to
                    Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

         (ii) LIABILITY.  If:--

              (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

              (2) X does not so deduct or withhold; and

              (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;


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         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material aspect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.       AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule or any Confirmation; and

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         (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORIZATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.


5.       EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

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         (iii) CREDIT SUPPORT DEFAULT.

                (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
         (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

                (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up

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                or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
                (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

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         (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under
         Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

         (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.       EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).


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(b)      RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
         Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iv)  RIGHT TO TERMINATE.  If:--

               (1) a transfer under Section 6(b)(ii) or an agreement under
               Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      EFFECT OF DESIGNATION.

         (i) If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

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         (ii) Upon the occurrence or effective designation of an Early
         Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

               (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

               (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

               (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive

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                                                                         Page 10

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               number, the Defaulting Party will pay it to the Non-defaulting
               Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

               (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:--

               (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

               (2)  Two Affected Parties.  If there are two Affected Parties:--

                     (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less
                     (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                     (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

               If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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                                                                         Page 11

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7.       TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.       CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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                                                                         Page 12

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9.       MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

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                                                                         Page 13

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11.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.      NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

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Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.      DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)      in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

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                                                                         Page 15

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"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

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"LOSS" means, with respect to this Agreement or one or more Terminated
Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under
Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obligated to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

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"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

--------------------------------------------------------------------------------
                                                                         Page 18

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be

--------------------------------------------------------------------------------
                                                                         Page 19
delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


                                                            Perpetual Trustees Victoria Limited (ABN 47 004 027
                Barclays Bank PLC                            258) in its capacity as trustee of the Interstar
                                                                      Millennium Series 2003-3G Trust
....................................................        ......................................................
                    (Party A)                                                    (Party B)


By:................................................        By:................................................
    Name:                                                      Name:
    Title:                                                     Title:
    Date:                                                      Date:


 Interstar Securitisation Management Pty Limited
                (ACN 100 346 898)

....................................................
                 (Trust Manager)

By:................................................
    Name:
    Title:
    Date:

--------------------------------------------------------------------------------
nuas S0111112412v2 000000  27.5.2003                                     Page 20

                                    SCHEDULE

                                     TO THE

                              ISDA MASTER AGREEMENT

                         DATED AS OF                 2003

                                     Between

                          BARCLAYS BANK PLC ("PARTY A")

                                       AND

   PERPETUAL TRUSTEES VICTORIA LIMITED (ABN 47 004 027 258) IN ITS CAPACITY AS
      TRUSTEE OF THE INTERSTAR MILLENNIUM SERIES 2003-3G TRUST ("PARTY B")

                                       AND

     INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED (ACN 100 346 898) (THE
                                "TRUST MANAGER")


                                     PART 1


                             TERMINATION PROVISIONS

(a)  "SPECIFIED ENTITY" is not applicable in relation to Party A or Party B.

(b)  "SPECIFIED TRANSACTION" is not applicable.

(c)  (i)  (A)  Sections 5(a)(ii), (iii), (iv), (v), (vi), 5(b)(ii), (iii) and
               (iv) will not apply to Party B.

          (B)  Sections 5(a)(ii), (iii), (iv), (v), (vi), 5(b)(ii), (iii) and
               (iv) will not apply to Party A.

     (ii) Replace Section 5(a)(i) with:

          "(i) FAILURE TO PAY OR DELIVER. Failure by the party to make when due any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before 10:00am on the tenth Local Business Day after the due date, except that:

               (A) no Event of Default shall result from Party B's failure to pay an amount due under this Agreement where Party B has sufficient funds with its bankers (as certified by the Trust Manager on behalf of Party B in a written notice to Party A immediately upon the Trust Manager becoming aware of Party B's inability to pay such due amount) with which the bank accounts of the Trust are held and has given instructions to those bankers to make that payment, and that payment would have been made but for temporary technical or administrative difficulties outside the control of Party B (as certified by the Trust Manager on behalf of Party B in a

--------------------------------------------------------------------------------
                                                                         Page 21
               written notice to Party A within 10 Local Business Days after the due date or immediately thereafter); and

               (B) in the event that sub-paragraph (A) applies, Party A has no obligation to make a corresponding payment under this Agreement until such time as it actually receives funds from Party B;".

(d)  Section 5(a)(vii) "BANKRUPTCY" is replaced with the following:

     "An Insolvency Event has occurred in respect of Party A or Party B. However, the occurrence of an Insolvency Event in respect of Party B in its personal capacity will not constitute an Event of Default provided that within thirty Business Days of that occurrence, Party B and the Trust Manager are able to procure the novation of this Agreement and all Transactions to a third party (who is notified to Party A) in respect of which the Designated Rating Agencies confirm that the novation will not cause a reduction or withdrawal of the rating of any Notes."

(e) Section 5(b)(i) "ILLEGALITY" is amended by adding the following paragraph at the end:

     "This sub paragraph (i) does not apply to the imposition by the Australian government or any agency of the Australian government of any exchange control restrictions or prohibitions ("EXCHANGE CONTROLS"). For the avoidance of doubt:

     (A) exchange controls do not constitute an Illegality or Event of Default or Termination Event under this Agreement, and do not entitle a party to terminate a Transaction or otherwise refuse to make any payments it is obliged to make under a Transaction; and

     (B) to the extent permitted by law, delivery by Party B of Australian dollar amounts required to be paid by it under any relevant Confirmation to the bank account specified in that Confirmation will constitute proper payment of those amounts by Party B and Party A's obligations under this Agreement will be unaffected by any such exchange controls."

(f) For the purpose of Section 5(b)(v), "ADDITIONAL TERMINATION EVENT" means each of the following:

     (i) Party B or a Paying Agent becomes obliged to make a withholding or deduction for or on account of Tax in respect of any Notes or any payment to Party A under any Transaction or an Obligor becomes obliged to make a withholding or deduction for or on account of Tax in respect of any payout under a Purchased Loan and the Notes are redeemed as a result in accordance with clause 6.6(d) of the Series Notice (in which case Party A is the Affected Party only for the purpose of termination) (but for the purposes of Section 6(e)(ii)(1), Party A will be the Non-defaulting Party);

     (ii) Party A fails to comply with the requirements of Section 18 (in which case Party A is the Affected Party); and

--------------------------------------------------------------------------------
                                                                         Page 22

     (iii) an Event of Default (as defined in the Security Trust Deed) occurs and the Security Trustee enforces the security under the Security Trust Deed (in which case Party B is the Affected Party (unless the Event of Default results from a failure by Party A to fulfil its obligations under this Agreement, in which case Party A is the Affected Party)).

(g)  The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a):

     will not apply to Party A.

     will not apply to Party B.

(h) Section 6(a) is amended by replacing "20 days" in line 3 with "10 Local Business Days".

(i)  Add a new Section 6(aa) after Section 6(a):

               "(aa) RESTRICTED TERMINATION RIGHTS

                    (i) TERMINATION BY PARTY B: Subject to Part 5(s) of this Schedule, Party B must not designate an Early Termination Date without the prior written consent of the Note Trustee.

                    (ii) NOTIFICATION: Each Party may only designate an Early
                         Termination Date following written notification to the other Party as to the timing of the Early Termination Date (which must be a date not earlier than 2 Local Business Days after the delivery of such notification) and, in the case of Party B, after consultation with the Note Trustee.

                    (iii) TRANSFER WHERE PARTY B DOES NOT GROSS-UP: If any
                         payment by Party B to Party A under this Agreement is, or is likely to be, made subject to any deduction or withholding on account of Tax, Party B will endeavor to procure the substitution as principal obligor under this Agreement in respect of each affected Transaction of a Party B incorporated in another jurisdiction approved by Party A and the Note Trustee and in respect of which the Designated Rating Agencies confirm that the substitution will not cause a reduction or withdrawal of the rating of any Notes."

(j) In Section 6(b)(ii), add the words "or to any other person" after the word "Affiliates" in the second last line of the first paragraph and add the words "so long as the transfer in respect of that Transaction would not lead to a


--------------------------------------------------------------------------------
                                                                         Page 23
     downgrade or withdrawal of the rating of any Notes" after the words "ceases to exist" at the end of the first paragraph.

(k)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

     (i)  Market Quotation will apply; and

     (ii) the Second Method will apply.

(l)  In Section 6(e), delete the sentence at the end of the first paragraph:
     "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(m)  "TERMINATION CURRENCY" means United States Dollars.

(n)  (i)  Replace paragraph (a) of Section 7 with the following:

          "(a) (i) (subject to sub-paragraph (ii)) Party A may make such a transfer, without the prior consent of any Designated Rating Agency or the other parties, pursuant to a consolidation, amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, or reorganisation, incorporation, reincorporation or reconstitution into or as another entity (but without prejudice to any other right or remedy under this Agreement); and

               (ii) the transfer referred to in sub-paragraph (i) may only be made where the transferee of all of Party A's interest or obligation in or under this Agreement has a short term credit rating of A-1+ from S&P and a long term credit rating of at least A2 and a short term credit rating of P-1 from Moody's; and"


     (ii) Add a new paragraph to Section 7, immediately below paragraph (b):

          "(c) in the event that a trustee is appointed as a successor to Party B under the Master Trust Deed and the Series Notices (the "SUCCESSOR TRUSTEE"), Party A undertakes that it shall (unless, at the time the Successor Trustee is so appointed, Party A is entitled to terminate the Transaction under Section 6, in which case it may) execute a novation agreement novating to the Successor Trustee the Transaction on the same terms or on other terms to be agreed between Party A, Party B and the Successor Trustee, and give written notice to each Designated Rating Agency of such novation."

--------------------------------------------------------------------------------
                                                                         Page 24

                                     PART 2

                               TAX REPRESENTATIONS


(a)  PAYER TAX REPRESENTATIONS

     For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

     It is not required by any current applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

     (ii) the satisfaction of the agreement of the other party contained in
          Section 4(d),

     provided that it shall not be a breach of this representation where reliance is placed on paragraph (i) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)  PAYEE TAX REPRESENTATIONS

     (i) For the purpose of Section 3(f), Party B makes the following representations:

     (A) It is an Australian resident and does not derive the payments under this Agreement in part or in whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country and;

     (B) It is a non-United States branch of a foreign person for United States Federal income tax purposes.


     (ii) For the purpose of Section 3(f), Party A makes the following representations:

     (A) With respect to payments made to Party A which are not effectively connected to the United States:

     It is a non United States branch of a foreign person for United States Federal income tax purposes; and

     (B) With respect to payments made to Party A which are effectively connected to the United States:


--------------------------------------------------------------------------------
                                                                         Page 25

         Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.


                                     PART 3

                            DOCUMENTS TO BE DELIVERED

For the purposes of Section 4(a)(i) and (ii) each party agrees to deliver the following documents as applicable:

(a)  Tax forms, documents or certificates to be delivered are:

------------------------ ------------------------------- -------------------------------------------
PARTY REQUIRED TO        DOCUMENT                        DATE BY WHICH TO BE DELIVERED
DELIVER
------------------------ ------------------------------- -------------------------------------------
Party A and              Any document or certificate     (i)  On the execution of this Agreement;
Party B.                 reasonably required or               and
                         reasonably requested by a
                         party in connection with its    (ii) subsequently, upon demand.
                         obligations to make a payment
                         under this Agreement which
                         would enable that party to
                         make the payment free from
                         any deduction or withholding
                         for or on account of Tax or
                         as would reduce the rate at
                         which deduction or
                         withholding for or on account
                         of Tax is applied to that
                         payment.
------------------------ ------------------------------- -------------------------------------------

(b)  Other documents to be delivered are:

------------------------ ------------------------------- ------------------------ ------------------
PARTY REQUIRED TO        DOCUMENT                        DATE BY WHICH TO BE      COVERED BY
DELIVER                                                  DELIVERED                SECTION 3(d)
                                                                                  REPRESENTATIONS
------------------------ ------------------------------- ------------------------ ------------------
Party A, Party B and     A copy of the power of          On execution and         Yes.
the Trust Manager.       attorney authorising            delivery of this
                         execution by the attorney of    Agreement.
                         this Agreement.
------------------------ ------------------------------- ------------------------ ------------------

--------------------------------------------------------------------------------

------------------------ ------------------------------- ------------------------ ------------------
Party A, Party B and     A list of authorised            On execution of any      Yes.
the Trust Manager.       signatories for the party and   relevant Confirmation.
                         evidence satisfactory in form
                         and substance to the other
                         parties of the authority of
                         the authorised signatories of
                         the party to execute each
                         Confirmation on behalf of that
                         party.
------------------------ ------------------------------- ------------------------ ------------------
Trust Manager.           A copy of the Master Trust      On execution and         No.
                         Deed, the Series Notice, the    delivery of this
                         Security Trust Deed, the Note   Agreement or in the
                         Trust Deed, the Notice of       case of a document not
                         Creation of Trust and the       executed as at the
                         Agency Agreement.               date of this
                                                         Agreement, upon
                                                         execution of that
                                                         document.
------------------------ ------------------------------- ------------------------ ------------------
Trust Manager.           A copy of an Australian legal   On or before the Note    No.
                         opinion addressed to, among     Issue Date.
                         others, Party A in form and
                         substance satisfactory to
                         Party A.
------------------------ ------------------------------- ------------------------ ------------------
Trust Manager.           A copy of an Australian tax     On or before the Note    No.
                         opinion addressed to, among     Issue Date.
                         others, Party A in form and
                         substance satisfactory to
                         Party A.
------------------------ ------------------------------- ------------------------ ------------------
Trust Manager.           A copy of any notice provided   At such time as the      Yes.
                         by the Trust Manager to Class   relevant notice is
                         A2 Noteholders.                 provided by the Trust
                                                         Manager to Class A2
                                                         Noteholders.
------------------------ ------------------------------- ------------------------ ------------------

--------------------------------------------------------------------------------
                                                                         Page 27

                                     PART 4

                                  MISCELLANEOUS


(a)  ADDRESS FOR NOTICES: For the purpose of Section 12(a) of this Agreement:

     ADDRESS FOR NOTICES TO PARTY A:

     For notices regarding operation, payment and confirmation matters only, notices should be sent to the branch set out in the relevant Confirmation (as may be amended from time to time) with a copy, in the case of notices or communications relating to Sections 5, 6, 7, 11 or 13, to:

     Address: 5 The North Colonnade, Canary Wharf, London E14

     Attention:        Derivatives Director, Legal Division (marked urgent)

     Facsimile:        (+44) 207 773 4932

     Telephone:        (+44) 207 773 2224

     ADDRESS FOR NOTICES TO PARTY B:

     Level 7, 9 Castlereagh Street, Sydney, New South Wales, 2000

     Attention:        Manager Securitisation

     Facsimile:        612 9221 7870

     Telex:            N/A

     ADDRESS FOR NOTICES TO THE TRUST MANAGER:

     Level 31, 367 Collins Street, Melbourne, Victoria, 3000, Australia

     Attention:        Managing Director

     Facsimile:        613 9621 2368

     Telex:            N/A

(b)  PROCESS AGENT: For the purposes of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent:               Not applicable.

     Party B appoints as its Process Agent:

     Mallesons Stephen Jaques London
     6th Floor
     Alder Castle
     10 Noble Street
     London EC2V 7JX

     OFFICES:  The provisions of Section 10(a) will not apply to this Agreement.

(c)  MULTIBRANCH PARTY: For the purposes of Section 10(c) of this Agreement:

     Party A is a Multibranch Party and may act through its Offices in London, New York, Tokyo, Hong Kong, Singapore and Sydney.

--------------------------------------------------------------------------------
                                                                         Page 28

     Party B is not a Multibranch Party.

(d)  CALCULATION AGENT: The Calculation Agent is Party A unless:

     (i) otherwise specified in a Confirmation in relation to the relevant Transaction; or

     (ii) an Event of Default (where Party A is the Defaulting Party) has occurred, in which case the Calculation Agent will be the Trust Manager.

     All calculations made by the Calculation Agent must be made in good faith and through the exercise of the Calculation Agent's commercially reasonable judgment. If any party objects in good faith to any calculation made by the Calculation Agent, the parties must negotiate in good faith to agree on an independent lead dealer to make such calculation, and if they cannot so agree within three Business Days, they will each promptly choose an independent leading dealer and instruct such dealers to agree on another independent leading dealer to make such calculation. The calculation of any such dealer so appointed will be binding on the parties in the absence of manifest error and the costs of such appointment will be shared equally between Party A and Party B.

(e)  CREDIT SUPPORT DOCUMENT: Details of any Credit Support Document:

     (i)  In relation to Party A: Nil.

     (ii) In relation to Party B: Nil.

(f)  CREDIT SUPPORT PROVIDER:

     (i)  In relation to Party A: Nil.

     (ii) In relation to Party B: Nil.

(g) GOVERNING LAW: This Agreement will be governed by and construed in accordance with the laws of England and Wales.

(h)  NETTING OF PAYMENTS: Sub-paragraph (ii) of Section 2(c) will not apply.

(i) "AFFILIATE" will have the meaning specified in Section 14. For the purposes of Section 3(c), Party B is deemed not to have any Affiliates.


                                     PART 5

                                OTHER PROVISIONS


(a)  In Section 2(a)(i) add the following sentence:

     Each payment will be by way of exchange for the corresponding payment or payments payable by the other party and, in the case of any payment payable by Party A to Party B, will be discharged by Party A depositing that payment on the due date into the US$ Account."

--------------------------------------------------------------------------------
                                                                         Page 29

(b) In Section 2(a)(ii), after "freely transferable funds" add "free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement)".

(c)  Add the following new sentence to Section 2(b):

          "Each new account so designed must be in the same tax jurisdiction as the original account."

(d) Delete the word "if" at the beginning of Section 2(d)(i)(4) and insert the following words instead:

          "if and only if X is Party A and".

(e) In Section 2(d)(ii) insert the words "(if and only if Y is Party A)" after the word "then" at the beginning of the last paragraph. Party B will have no obligation to pay any amount to Party A under Section 2(d)(ii), and may make any payment under or in connection with this Agreement net of any deduction or withholding referred to in Section 2(d)(i).

(F) ADDITIONAL REPRESENTATIONS: In Section 3 add the following immediately after paragraph (f):

          "(g) NON ASSIGNMENT. It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over any of its rights under this Agreement or any Transaction (other than, in respect of Party B, the trust created pursuant to the Master Trust Deed and the Series Notice) and has not given any charge over its rights under this Agreement or any Transaction in the case of Party A, or any charge over the assets of the Trust (other than under the Security Trust
          Deed), in the case of Party B."

(g)  In Section 4 add a new paragraph as follows:

          "(f) CONTRACTING AS PRINCIPAL. Party A will enter into all Transactions as principal and not otherwise and Party B will enter into all Transactions in its capacity as trustee of the Trust and not otherwise. Any reference to Party B in this Agreement is in its capacity as trustee of the Trust."

(h) CONFIRMATIONS. With respect to each Transaction entered into pursuant to this Agreement and for the purposes of Section 9(e)(ii), Party A will, on or promptly after the relevant Trade Date, send Party B (with a copy to the Trust Manager) a Confirmation confirming that Transaction and both Party B and the Trust Manager must promptly then confirm the accuracy of or request the correction of such Confirmation. Notwithstanding the provisions of
     Section 9(e)(ii), where a Transaction is confirmed by means of facsimile or an electronic messaging system, such message will constitute a Confirmation even where not so specified in that Confirmation.

(i)  Section 12 is amended as follows:

     (i) In Section 12(a), delete the words "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)" in lines 2 and 3.

--------------------------------------------------------------------------------
                                                                         Page 30

     (ii) Section 12(a)(iii) is replaced with:

          "(iii) if sent by facsimile transmission, on the date a transmission report is produced by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section, unless the recipient notifies the sender within one Local Business Day of the facsimile being sent that the facsimile was not received in its entirety and in legible form."

     (iii) In Section 12(a)(v), replace the words "electronic message is received" with "the facsimile transmission confirming the electronic message is sent and deemed effective in accordance with sub-paragraph
          (iii)".

(j)  Section 14 of the Agreement is modified as follows:

(i)  New definitions are inserted as follows:

          "ACCEPTABLE ARRANGEMENT" means an arrangement which each relevant Designated Rating Agency has confirmed in writing will result in the avoidance or reversal of any Note Downgrade.

          "AGENCY SECURITIES" means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation.

          "APPROVED BANK" means a Bank which has a short term credit rating of A-1+ from S&P and P-1 from Moody's.

          "CASH COLLATERAL AMOUNT" means, at any time, an amount equal to the lesser of:

          (a)  CCR; and

          (b) an amount acceptable to Moody's and sufficient to maintain the credit rating assigned to the Notes by Moody's immediately prior to the relevant Downgrade.

          "CCR" means the amount calculated as follows:

                           CCR = CR X 1.030

          "CR" means MTM + VB.

          "DOWNGRADE" means the withdrawal or downgrade of Party A's credit rating by a Designated Rating Agency resulting in Party A not having the Required Rating.

          "ELIGIBLE INVESTMENT" means:

          (a) US$ Cash;

--------------------------------------------------------------------------------
                                                                         Page 31

          (b) Negotiable debt obligations issued by the United States Treasury Department having a remaining maturity of one year or less from the Valuation Date;

          (c) Negotiable debt obligations issued by the United States Treasury Department having a remaining maturity of more than one year but less than ten years from the Valuation Date;

          (d) Negotiable debt obligations issued by the United States Treasury Department having a remaining maturity of ten years or more from the Valuation Date;

          (e) Agency Securities having a remaining maturity of one year or less from the Valuation Date;

          (f) Agency Securities having a remaining maturity of more than one year but less than ten years from the Valuation Date;

          (g) Agency Securities having a remaining maturity of ten years or more from the Valuation Date;

          (h) any other form of collateral acceptable to the Designated Rating Agencies,

          each with a valuation percentage agreed by the Designated Rating Agency in good faith using commercially reasonable procedures.

          "EXPOSURE" means, with respect to a party on a Valuation Date, the amount, if any, that would be payable to that party by the other party (expressed as a positive number) or by that party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement if all Transactions were being terminated as of the relevant Valuation Time.


          "MASTER TRUST DEED" means that the Master Trust Deed dated 2 December 1999 between Perpetual Trustees Victoria Limited and Interstar Securities (Australia) Pty Limited.

          "MAJOR DOWNGRADE" means a Downgrade resulting in Party A having:

          (a) a short term credit rating of less than A-1 by S&P; or

          (b)  a long term credit rating of less than A3 by Moody's.

          "MINOR DOWNGRADE" means any Downgrade which is not a Major Downgrade.

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                                                                         Page 32

          "MORTGAGED PROPERTY" has the meaning given in the Security Trust Deed.

          "MTM" means the mark-to-market value of the Transactions outstanding under this Agreement. Party A will have to mark the Transactions to market and post collateral on a daily basis, with a cure period of 3 days.

          In determining the MTM, Party A will:

          (a) rely upon the following assumptions:

          (i) no amortisation on the swap for N months and then 100% amortisation, which takes into consideration the current historical prepayment rates as well as future prepayment volatility up to a 99% confidence interval, assuming no clean up call; and

          (ii) Party A is paying a spread of [0.27%] + X%,

          or

          (b) use any other method as agreed between Party A and each Designated Rating Agency.

          If, within 5 Business Days of the relevant downgrade, or as otherwise agreed with each Designated Rating Agency, Party A and the Designated Rating Agencies are unable to agree upon the collateral amount, the Valuation Agent will recalculate the Exposure by:

                    calculating that part of the Exposure attributable to the dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available, then fewer than four quotations may be used, and if no quotations are available for a particular Transaction, then the Valuation Agent's calculations will be used for the Transaction, using commercially reasonable terms and assumptions, as such are agreed with the Designated Rating Agencies.

          "NOTE DOWNGRADE" means any actual or proposed withdrawal or downgrade of the rating assigned to any Class of Notes by a Designated Rating Agency which results or would result in any rating assigned to that Class of Notes being less than that specified in clause 4.2(f) of the Series Notice.

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                                                                         Page 33

          "REPLACEMENT CURRENCY SWAP PROVIDER" means, at any time, a person that has agreed to replace Party A at that time and has a credit rating not less than the Required Rating.

          "REQUIRED RATING" means a credit rating of not less than:

          (a)  A-1+ (short term) by S&P;

          (b)  A2 (long term) by Moody's; and

          (c)  P-1 (short term) by Moody's.

          "SERIES NOTICE" means the Series Notice dated on or about the date of this Agreement in relation to the Trust.

          "SWAP COLLATERAL ACCOUNT" means a US$ account in the name of Party B with an Approved Bank.

          "TRUST" means the Interstar Millennium Series 2003-3G Trust.

          "VALUATION AGENT" means Party A.

          "VALUATION DATE" means every day; provided that if such day is not a Local Business Day then the Valuation Date shall be the following day that is a Local Business Day.

          "VALUATION TIME" means 5.00 p.m. New York time on the Local Business Day immediately preceding the Valuation Date or date of calculation (as applicable).


          "VB" means the value calculated by multiplying the outstanding notional of the Transaction at the time of the calculation by the relevant percentage calculated from the greater of:

          (a) 3% in relation to MTM calculated under paragraph (1) and (2) of the definition of MTM, otherwise 4.6% or such lower amount as agreed with Moody's; and

          (b) the following table (for the purposes of interpreting the table, "Counterparty rating" is the credit rating assigned to Party A by S&P and "Maturities" is the period from and including the date of calculation to but excluding the scheduled maturity of the last expiring Transaction outstanding under this Agreement):

                              VOLATILITY BUFFER (%)

          ---------------------- ---------------- ------------------ --------------------
          COUNTERPARTY RATING    MATURITIES UP    MATURITIES UP TO   MATURITIES MORE
                                 TO 5 YEARS       10 YEARS           THAN 10 YEARS
          ---------------------- ---------------- ------------------ --------------------
          A+                     1.05             1.75               3.0
          ---------------------- ---------------- ------------------ --------------------

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                                                                         Page 34

          A                      1.35             2.45               4.5
          ---------------------- ---------------- ------------------ --------------------
          A-1*                   1.5              3.15               6.0
          ---------------------- ---------------- ------------------ --------------------

          * The A-1 rating will be taken to be the counterparty's short term rating.

          (ii) The definition of Tax is replaced with:

               "TAX" has the meaning given in the Master Trust Deed.

          (iii) Insert the following additional paragraph at the end of Section 14:

               "Words and expressions which are defined or incorporated by reference in the Series Notice have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement."

(K) MASTER TRUST DEED, SERIES NOTICE AND SECURITY TRUST DEED: The parties acknowledge and agree and for the purposes of the Master Trust Deed, the Series Notice and the Security Trust Deed:

     (a)  all Transactions under this Agreement are "Hedge Agreements"; and

     (b)  Party A is a "Support Facility Provider".

(l) ISDA DEFINITIONS: This Agreement, each Confirmation and each Transaction are subject to the 2000 ISDA Definitions (as published by the International Swap & Derivatives Association, Inc.) as amended from time to time (the "ISDA DEFINITIONS"), and will be governed in all respects by any provisions set forth in the ISDA Definitions. The ISDA Definitions are incorporated by reference in, and shall be deemed to be part of, this Agreement and each Confirmation.

(m) INCONSISTENCY: In the event of any inconsistency between any two or more of the following documents, they shall take precedence over each other in the following descending order:

     (i)  any Confirmation;

     (ii) the Schedule to the Master Agreement;

     (iii) the other provisions of the Master Agreement; and

     (iv) the ISDA Definitions.

(n)  Any reference to a:

     (i) "Swap Transaction" in the ISDA Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation; and

     (ii) "Transaction" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purposes of interpreting the ISDA Definitions.

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                                                                         Page 35

(o)  Insert new Sections 15, 16 and 17 as follows:

     "15. LIMITATION OF PARTY B'S LIABILITY

     (a) Party B enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by Party B acting in its capacity as trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against Party B only to the extent to which it can be satisfied out of the assets of the Trust out of which Party B is actually indemnified for the liability. This limitation of the Party B's liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of Party B in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

     (b) The parties other than Party B may not sue Party B in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except in relation to the assets of the Trust), liquidator, administrator or similar person to Party B or prove in any liquidation, administration or arrangements of or affecting Party B (except in relation to the assets of the Trust).

     (c) The provisions of this Section 15 do not apply to any obligation or liability of Party B to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of Party B's indemnification out of the assets of the Trust as a result of the Party B's fraud, negligence or wilful default.

     (d) It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of Party B (including any related failure to satisfy its obligations or breach of representation or warranty under the Transaction Documents) will be considered fraud, negligence or wilful default of Party B for the purpose of paragraph
          (c) of this Section 15 to the extent to which the act or omission was caused or contributed to by any failure by the Relevant Parties (other than a person whose acts or omissions Party B is liable for in accordance with the Transaction Documents) to fulfil its obligations relating to the Trust or by any other act or omission of the Relevant Parties (other than a person whose acts or omissions Party B is liable for in accordance with the Transaction Documents) regardless of whether or not that act or omission is purported to be done on behalf of Party B.

     (e) No attorney, agent, receiver or receiver and manager appointed in accordance with a Transaction Document has authority to act on behalf of Party B in a way which exposes Party B to any personal liability and no act or omission of any such person will be

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                                                                         Page 36
          considered fraud, negligence or wilful default of Party B for the purpose of paragraph (c) of this Section 15, provided (in the case of any person selected and appointed by Party B) that Party B has exercised reasonable care in the selection of such persons.

     (f) In this Section 15, "Relevant Party" means each of the Trust Manager, the Servicer, the Calculation Agent, each Paying Agent, the Note Trustee and any Support Facility Provider (as those terms are defined in the Master Trust Deed and the Series Notice).

     16.  REPLACEMENT CURRENCY SWAP

     (a) If this Agreement is terminated, Party B must, at the direction of the Trust Manager, enter into one or more Currency Swaps which replace the Transactions under this Agreement (in a form reasonably satisfactory to Party B)(collectively a "REPLACEMENT CURRENCY SWAP") but only on the following conditions:

          (i) the Settlement Amount payable (if any) by Party B to Party A upon termination of this Agreement will be paid in full when due in accordance with the Series Notice and this Agreement;

          (ii) the Designated Ratings Agencies confirm that the Replacement Currency Swap will not cause a Note Downgrade; and

          (iii) the liability of Party B under the Replacement Currency Swap is limited to at least the same extent that its liability is limited under this Agreement.

     (b) If the conditions in Section 16(a) are satisfied, Party B must, at the direction of the Trust Manager, enter into the Replacement Currency Swap and if it does so it must direct the Replacement Currency Swap provider to pay any upfront premium to enter into the Replacement Currency Swap due to Party B directly to Party A in satisfaction of and to the extent of Party B's obligation to pay the Settlement Amount to Party A as referred to in Section 16(a) and to the extent that such premium is not greater than or equal to the Settlement Amount, the balance must be satisfied by Party B as an Expense of the Trust.

     (c) If the conditions in Section 16(a) are satisfied and Party B has entered into the Replacement Currency Swap, Party B must direct Party A to pay any Settlement Amount payable by Party A to Party B on termination of this Agreement directly to the Replacement Currency Swap provider as payment and to the extent of any premium payable by Party B to enter into the Replacement Currency Swap, in satisfaction of and to the extent of Party A's obligation to pay that part of the Settlement Amount to Party B.

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                                                                         Page 37

     17.  NOVATION

          Party A may at any time novate its obligations under this Agreement to any of its Affiliates (the "NEW COUNTERPARTY") provided that:

          (a) the New Counterparty provides a legal opinion to Party B that this Agreement, as novated, is valid, binding and enforceable against it (subject to equitable doctrines and creditors' rights generally); and

          (b) the Designated Ratings Agencies confirm that the novation to the New Counterparty will not cause a Note Downgrade.

          Party B and the Trust Manager will execute all such documents (each in a form reasonably satisfactory to Party B) as are reasonably necessary to give effect to that novation."

     (p) TELEPHONE RECORDING: Each party consents to the recording of the telephone conversations of trading and marketing personnel in connection with this Agreement or any potential Transaction and consents to such recording being used as evidence in court proceedings.

     (q) RELATIONSHIP BETWEEN PARTIES: Each party will be deemed to represent to each other party on the date on which it enters into a Transaction that:

          (i) NON-RELIANCE. It is acting for its own account (or, in the case of Party B, as trustee of the Trust), and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment (in the case of Party B, also on the judgment of the Trust Manager) and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

          (ii) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

          (iii) NON-FIDUCIARY. No other party is acting as a fiduciary for it or as an advisor to it for the Transaction.

     (r)  Insert new Section 18 as follows:

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                                                                         Page 38

     18.  RATING DOWNGRADE

     (a) If, at any time, a Downgrade occurs and the downgrade constitutes a Minor Downgrade, Party A shall, within 30 days (or such greater period as agreed by the relevant Designated Rating Agency), comply with
          Section 18(c)(i).

     (b) If, at any time, a Downgrade occurs and the downgrade constitutes a Major Downgrade, Party A shall:

          (i) within 30 Business Days (or such greater period as agreed by the relevant Designated Rating Agency) comply with Sections 18(c)(ii) or (c)(iii); and

          (ii) until such time as a Replacement Currency Swap has been entered into in accordance with Section 18(c)(ii) or an Acceptable Arrangement has been entered into in accordance with Section 18(c)(iii), comply or continue to comply with Section 18(c)(i).

     (c) Where Party A is required to comply with this Section 18(c) it must, at its cost:

          (i)  either:

               (A) within 5 Business Days (or such greater period as agreed by the relevant Designated Rating Agency) deposit into a Swap Collateral Account and maintain in that Swap Collateral Account (whilst the relevant Downgrade subsists) sufficient funds to ensure that the amount standing to the credit of the Swap Collateral Account is not less than the Cash Collateral Amount; or

               (B) acquire in the name of Party B or transfer to Party B Eligible Investments that mature on or prior to the next Payment Date with an aggregate face amount not less than the Cash Collateral Amount;

          (ii) procure a novation of its rights and obligations under each Transaction to a Replacement Currency Swap Provider; or

          (iii) enter, or procure entry, into an Acceptable Arrangement.

     (d) If, at any time, Party A's obligations under a Transaction are novated in accordance with Section 18(c)(ii) or any Acceptable Arrangement is entered into in accordance with Section 18(c)(iii) which results in Party A being replaced as Currency Swap Provider (the "REPLACED CURRENCY SWAP PROVIDER"), the Replaced Currency Swap Provider shall be immediately entitled to any Cash

--------------------------------------------------------------------------------
                                                                         Page 39

          Collateral Amount which it has deposited in a Swap Collateral Account.

     (e) Where Party B has not established a Swap Collateral Account and Party A is required to deposit monies into a Swap Collateral Account, the Trust Manager must direct Party B to, and Party B must, establish, as soon as practicable, and maintain, in the name of Party B a US$ account with an Approved Bank, which account shall be, for the purposes of this Section 18, the "SWAP COLLATERAL ACCOUNT".

     (f) Party B may only dispose of any Eligible Investment acquired or transferred to it under Section 18(c)(i)(B) or make withdrawals from the Swap Collateral Account if directed to do so by the Trust Manager and then only for the purpose of:

          (i) novating the Replaced Currency Swap Provider's obligations under each Transaction in accordance with Section 18(c)(ii) or entering into any other Acceptable Arrangement in accordance with 18(c)(iii);

          (ii) refunding to Party A the amount of any reduction in the Cash Collateral Amount, from time to time, and provided the Designated Rating Agencies have confirmed in writing that such refund will not result in a Note Downgrade;

          (iii) withdrawing any amount which has been incorrectly deposited into the Swap Collateral Account;

          (iv) paying any bank accounts debit tax or other equivalent Taxes payable in respect of the Swap Collateral Account; or

          (v) funding the amount of any payment due to be made by Party A under this Agreement following the failure by Party A to make that payment.

          For the purposes of this Section 18 and the Series Notice, a Downgrade will be deemed to "SUBSIST" until the earlier of the following dates:

          (i) the date on which the credit rating of Party A is restored to the Required Rating;

          (ii) the date on which a Replacement Currency Swap has been entered into in accordance with Section 18(c)(ii); and

          (iii) the date on which an Acceptable Arrangement has been entered into in accordance with Section 18(c)(iii).

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                                                                         Page 40

     (g) Party B, at the direction of the Trust Manager, may only invest any amounts standing to the credit of a Swap Collateral Account in Eligible Investments that mature on or prior to the next Payment Date.

     (h) All interest accrued on and other income derived from the acquisition or transfer to it of any Eligible Investments under Section 18(c)(i)(B) or the investment of any amounts credited to a Swap Collateral Account will be payable monthly to the party that provided the relevant Eligible Investments or Cash Collateral Amount, provided that any such interest or income will only be payable to the extent that any payment will not reduce the balance of the Swap Collateral Account to less than the amount required to be maintained in accordance with this Section 18.

This Agreement may be executed in counterparts, each of which will be deemed an original.

EXECUTED in London and Sydney.

Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

--------------------------------------------------------------------------------
                                                                         Page 41

PARTY A

SIGNED on behalf of                                   )
BARCLAYS BANK PLC                                     ) -----------------------------------------
by its attorneys under power of attorney              ) Signature
in the presence of:                                   )

                                                        ----------------------------------------
                                                        Print name

-------------------------------------------------------
Witness
                                                         ----------------------------------------
                                                         Signature

-------------------------------------------------------
Print name
                                                         -----------------------------------------
                                                         Print name

PARTY B

SIGNED on behalf of                                   )
PERPETUAL TRUSTEES VICTORIA LIMITED                   )
by its attorney under power of attorney               )
in the presence of:                                   )



-------------------------------------------------------  ---------------------------------------
Witness                                                  Signature


-------------------------------------------------------  -----------------------------------------
Print name                                               Print name


TRUST MANAGER

SIGNED on behalf of                                   )
INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED       )
by its attorney under power of attorney               )
in the presence of:                                   )



-------------------------------------------------------  ----------------------------------------
Witness                                                  Signature


-------------------------------------------------------  -----------------------------------------
Print name                                               Print name




--------------------------------------------------------------------------------
                                                                         Page 42